SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2021

New You, Inc.

(Exact name of the registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-52668 (Commission File Number)	26-3062661 (IRS Employer Identification Number)

6351 Yarrow Drive, Ste E, Carlsbad, California  92011

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: 800-260-9062

3246 Grey Hawk Court, Carlsbad, CA 92010

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8. – OTHER EVENTS

Item 8.01 Other Events.

On March 11, 2021, we entered into a Letter of Intent (the “LOI”) with ST Brands, Inc., a Wyoming corporation (“ST”). The LOI outlines the terms for a potential merger or share exchange agreement (the “Potential Acquisition”) under which we will acquire all of the issued and outstanding common stock of ST in exchange for our issuance, on a pro rata basis to the shareholders of ST, new shares of our preferred stock having the right to convert to the cumulative equivalent of ninety percent (90%) of our issued and outstanding share capital. The LOI contemplates that our existing business and assets will remain and continue under our ownership following the closing of the Potential Acquisition.

The Potential Acquisition is subject to various conditions and contingencies, including the satisfactory completion of due diligence by both parties and ST’s ability to furnish audited consolidated financial statements. The LOI is furnished herewith as Exhibit 99.1.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Letter of Intent with ST Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

New You, Inc.
Date: March 12, 2021	By: /s/ Ray Grimm, Jr. Ray Grimm, Jr. Chief Executive Officer

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